                                   Exhibit 4.7

                                 ADDENDUM NO. 1
                                       TO
                    SUBSCRIPTION AGREEMENT AND QUESTIONNAIRE

     THIS ADDENDUM NO. 1 (this "ADDENDUM") to the Subscription Agreement and Investor Questionnaire (the "AGREEMENT") by and between Protalex, Inc., a Delaware corporation (the "COMPANY") and the undersigned subscriber (the "SUBSCRIBER") is made and entered into as of May 25, 2005. For purposes of this Addendum, capitalized terms shall have the same meaning as those terms defined in the Agreement, unless otherwise provided.

                                    RECITALS

     WHEREAS, the Subscriber has previously executed the Agreement, which, subject to acceptance by the Company, constitutes a subscription to purchase shares of the Company's common stock, par value $0.00001 per share ("COMMON STOCK") and Warrants to purchase Common Stock (the "WARRANTS") in a private placement (the "FINANCING");

     WHEREAS, in order to induce vSpring SBIC, LP to participate as the lead investor in the Financing, the Company and the Subscriber desire to amend the terms of the Financing as set forth below.

     NOW, THEREFORE, for value received, the receipt of which is hereby acknowledged by the parties, the parties hereto agree that the Agreement is amended by this Addendum, and the parties agree as follows:

     Amendment of Plan of Distribution. The proposed "Plan of Distribution" to be included in the Shelf Registration Statement pursuant to Section 5 of the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto and Subscriber hereby amends such Subscriber's disclosure set forth in Section 5 of the Agreement by providing the information called for below:

               "Please review the proposed Plan of Distribution. If you anticipate utilizing the prospectus to offer or sell the Common Stock in a manner that is not contemplated by the Plan of Distribution, state any exceptions here:

               ____________________________________________________

               ____________________________________________________

               ___________________________________________________"

     Amendment of Warrant and Common Stock Purchase Agreement. The Warrant and Common Stock Purchase Agreement in the form attached to the Agreement as Exhibit C is hereby amended by the Addendum No. 1 to Warrant and Common Stock Purchase Agreement in the form attached as Exhibit B hereto.

     Amendment and Restatement of Registration Rights Agreement. The Registration Rights Agreement in the form attached to the Agreement as Exhibit D is hereby amended and restated in its entirety to read as set forth on Exhibit C attached hereto.

     Amendment and Restatement of Form of Warrant. The form of Warrant in the form attached to the Agreement as Exhibit E is hereby amended and restated in its entirety to read as set forth on Exhibit D attached hereto.

     Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

     Entire Agreement. This Addendum (with it exhibits) and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     Governing Law. This Addendum shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     Severability. In case any provision of this Addendum shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Addendum shall not in any way be affected or impaired thereby.

     Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Addendum is hereby executed as of the date first above written.

                                       COMPANY:

                                       PROTALEX, INC.
                                       a Delaware corporation


                                       By:
                                           -------------------------------------
                                           Steven H. Kane
                                           President and Chief Executive Officer

SUBSCRIBER:

-------------------------------------
NAME OF SUBSCRIBER
(PLEASE TYPE OR PRINT)


By:
    ---------------------------------
Name (print)
             ------------------------
Title:
       ------------------------------
Address:
         ----------------------------

-------------------------------------

SUBSCRIBER'S SIGNATURE TO THIS ADDENDUM REAFFIRMS SUCH SUBSCRIBER'S SUBSCRIPTION PURSUANT TO THE AGREEMENT AND THE ACCURACY AS OF THE DATE HEREOF OF ALL DISCLOSURES BY SUBSCRIBER IN THE AGREEMENT AND FURTHER REAFFIRMS SUBSCRIBER'S AUTHORIZATION THAT THE SIGNATURE PAGE TO AGREEMENT CONSTITUTE SUCH SUBSCRIBER'S SIGNATURE PAGE TO THE WARRANT AND COMMON STOCK PURCHASE AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, AND THE WARRANT, EACH AS AMENDED HEREBY, COPIES OF WHICH ARE ATTACHED HERETO AS EXHIBITS B, C AND D, RESPECTIVELY, AND WHICH ARE INCORPORATED HEREIN. SUBSCRIBER AUTHORIZES SUCH SIGNATURE PAGE TO BE ATTACHED TO A COUNTERPART OF SUCH DOCUMENTS EXECUTED BY A DULY AUTHORIZED OFFICER OF THE COMPANY SUCH THAT, IF ACCEPTED BY THE COMPANY, SUCH SIGNATURE PAGE WILL CONSTITUTE OBLIGATIONS LEGALLY BINDING ON SUCH SUBSCRIBER; PROVIDED, HOWEVER, IF THE COMPANY DOES NOT ACCEPT SUBSCRIBER'S SIGNATURE PAGE, THE SIGNATURE PAGE SHALL BE VOID.

                       SIGNATURE PAGE TO ADDENDUM NO. 1 TO
                    SUBSCRIPTION AGREEMENT AND QUESTIONNAIRE

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Each selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                    EXHIBIT B

                                ADDENDUM NO. 1 TO
                   WARRANT AND COMMON STOCK PURCHASE AGREEMENT

The Warrant and Common Stock Purchase Agreement, in the form attached hereto as Schedule A (the "PURCHASE AGREEMENT"), is hereby amended as follows:

     Amendment to Section 2.2 of the Purchase Agreement. The "Exercise Price" of the Warrants as established and defined in Section 2.2 of the Purchase Agreement is hereby amended and set at $2.25 per share notwithstanding anything else to the contrary set forth in Section 2.2.

     Amendment of Section 2.3 of the Purchase Agreement. Section 2.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          2.3 The shares of Common Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the "Shares." The Warrants to purchase Common Stock sold hereunder are hereinafter referred to as the "Warrants." The total amount of Common Stock and other securities issued or issuable upon conversion of the Warrants are hereinafter referred to as the "Conversion Stock." The Shares, the Warrants and the Conversion Stock are hereinafter collectively referred to as the "Securities."

     Amendment of Preamble to Section 3 of the Purchase Agreement. The preamble to Section 3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          3. Representations and Warranties of the Company. Except as disclosed in writing in the disclosure schedule delivered by the Company to the Purchasers dated as of the date hereof and certified by a duly authorized officer of the Company (referencing the appropriate section and paragraph numbers of the representations and warranties in this Agreement) (the "Company Disclosure Schedule"), which exceptions shall be deemed to be representations and warranties as if made hereunder, the Company represents and warrants to each Purchaser as follows (references to the knowledge of the Company shall mean the knowledge of the Company's executive officers after reasonable inquiry).

     Amendment of Section 3.4 of the Purchase Agreement. Section 3.4 of the Purchase Agreement is hereby amended to include the following additional provision: "The Shares, Warrants and Conversion Stock issuable upon exercise of the Warrants will, upon issuance pursuant to the terms hereof and thereof, be free and clear from any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction or covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement)."

     Amendment of Section 3.5 of the Purchase Agreement. Section 3.5 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          3.5. Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents (as defined in Section 3.6 below) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except
          (i) as permitted pursuant to Regulation G promulgated under the Exchange Act, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments). Except as set forth in the subset of SEC Documents filed and publicly available beginning with the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004 and prior to the date hereof, since May 31, 2004, (a) there has been no event, occurrence or development that has had or could result in a Material Adverse Effect,
          (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principals or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors and
          (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

     Amendment of Section 3.6 of the Purchase Agreement. Section 3.6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          3.6 SEC Documents. The Company has filed all reports, schedules, forms, statements (collectively, and in each case including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC) required to be filed by it with the SEC through the Initial Closing Date, and the Company will file, on a timely basis, all similar documents with the SEC during the period commencing on the date hereof and ending on the Final Closing Date (all of the foregoing being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates.

     Amendment of Section 3.14 of the Purchase Agreement. Section 3.14 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          3.14 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the Warrants, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     Additions to Section 3 of the Purchase Agreement. Section 3 of the Purchase Agreement is hereby amended to include the following additional representations and warranties of the Company as follows:

          3.21 Employee Relations. The Company is not involved in any union labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(1) of the Securities Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer's employment with the Company. To the knowledge of the Company, no employee of the Company, as a consequence of his employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such employee by the Company will not subject the Company to any liability with respect to any of the foregoing matters.

          3.22 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.23 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of:
          (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes Oxley Act of 2002 (the "Sarbanes Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act.

          3.24 Disclosure. The Operative Agreements, any of the schedules or exhibits hereto or thereto, nor any other document or certificate provided by the Company to the Purchasers in connection herewith or therewith contains any untrue statement of a material fact or, when considered as a whole, omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

          3.25 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations promulgated thereunder.

     Amendment of Section 4.3 of the Purchase Agreement. Section 4.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          4.3. Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Subject to the truth and accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement (as modified by the Company Disclosure Schedule), such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

     Amendment of Section 4.4 of the Purchase Agreement. Section 4.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          4.4 Confidential Information. Each Purchaser acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by a governmental authority.

     Amendment of Section 4.9 of the Purchase Agreement. Section 4.9 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          4.9 No Intent to Effect a Change of Control. Each Purchaser, other than vSpring, hereby represents and warrants to the Company that such Purchaser has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

     Amendment of Section 6 of the Purchase Agreement. Section 6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          6. Transfer, Legends.

               6.1 Securities Law Transfer Restrictions.

               (a) Each Purchaser acknowledges that the Securities are subject to the transfer restrictions set forth in Section 2 of the Registration Rights Agreement and that the certificates or instruments representing such securities shall bear such legends as are set forth in Section 2.2 of the Registration Rights Agreement.

               (b) Each Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby. Such Purchaser will not engage in hedging or other similar transactions which would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

               (c) Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of Securities, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

     Amendment of Section 8.1 of the Purchase Agreement. Section 8.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          8.1 Public Statements or Releases. The Company and vSpring Capital ("vSpring") shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of vSpring, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although vSpring shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     Amendment of Section 8.9 of the Purchase Agreement. Section 8.9 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          8.9 Amendments This Agreement may be amended or modified only pursuant to an instrument in writing signed by the Company, vSpring and the Majority Purchasers.

     Amendment of Section 8.10 of the Purchase Agreement. Section 8.10 of the Purchase Agreement is hereby amended to include the following additional provision: "Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities or the Operative Agreements."

     Amendment of Section 8.12 of the Purchase Agreement. Section 8.12 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          8.12 Expenses. Each party will bear its own costs and expenses in connection with this Agreement; provided, however, that immediately upon the Initial Closing, the Company shall reimburse vSpring for its expenses (including reasonable attorneys' fees and expenses in an amount not to exceed $30,000) in connection with negotiating the Operative Agreements and consummating the transactions contemplated thereby.

     Amendment of Section 8.13 of the Purchase Agreement. Section 8.13 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          8.13 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that a Purchaser may assign its rights hereunder with respect to any Securities transferred in accordance with Section 2.3 of the Registration Rights Agreement. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

     Amendment of Section 8.16 of the Purchase Agreement. Section 8.16 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          8.16 Entire Agreement. This Agreement, the Warrants and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company, vSpring and the Majority Purchasers.

     Waivers and Consents. Purchasers that are also listed on Schedule I to that certain First Amended and Restated Shareholder Agreement attached as Exhibit B to the Registration Rights Agreement, including but not limited to vSpring (the "2003 Investors"), hereby consent to, approve and/or waive (as provided herein) the following matters as indicated below:

          (a) 2003 Warrants. In consideration of the 2003 Investors' purchase of the Common Stock and Warrants hereunder, the Company and the 2003 Investors hereby agree to amend each of those certain September 2003 Protalex, Inc. Common Stock Purchase Warrants (the "2003 Warrants") as follows pursuant to Section 9.7 of the 2003 Warrants:

               (x) The "Exercise Price" of $2.40 per share as set forth in the first preamble of the 2003 Warrants is hereby reduced and amended to $2.25 per share;

               (y) In consideration of such Exercise Price reduction, "Excluded Stock" as defined in Section 3.4 of the 2003 Warrants shall also include (i) all Shares, Warrants and Conversion Stock as defined and purchased under the Purchase Agreement, and (ii) those warrants and common stock shares issuable upon conversion of such Warrants as disclosed under Sections 3.2 and 3.9 of the Company Disclosure Schedule to the Purchase Agreement (collectively, the securities identified in subclauses (i) and (ii) above, the "Additional Excluded Stock").

          (b) Investor Rights Agreement. The 2003 Investors and the Company hereby amend and/or waive (as provided herein) the following provisions of that certain September 18, 2003 Investor Rights Agreement by and among the Company and the 2003 Investors (as well as other investors) (the "Investor Rights Agreement") pursuant to Section 6.1 of the Investor Rights Agreement as follows:

               (x) The definition of "New Securities" set forth in Section 4.1(b) of the Investor Rights Agreement shall also exclude the Additional Excluded Stock and, in any event, the 2003 Investors on behalf of all "Investors" identified in the Investor Rights Agreement hereby waive their rights of first refusal set forth in Section 4 of the Investor Rights Agreement with respect to such Additional Excluded Stock.

               (y) Section 5.3(a) of the Investor Rights Agreement is hereby amended to provide the following sentence at the end of Section 5.3(a):
"Notwithstanding the foregoing limitations on the size of Company's Board of Directors set forth above, the authorized number of the Company's Board of Directors may be comprised of less or more than seven (7) Directors upon the written consent of vSpring and the Company." In furtherance of such amendment and in accordance with Section 5.3(d) of the Investors Rights Agreement, vSpring and the other 2003 Investors hereby ratify, confirm and approve of the actions taken by the Company's Board of Directors on February 11, 2005 to increase the authorized number of Board members from seven (7) to eight (8) and to elect Eugene Bauer as a Director of this Company to fill the vacancy created thereby.

               (z) The 2003 Investors hereby waive their registration rights under Section 3.3 of the Investor Rights Agreement pursuant to Section 6.1 thereunder with respect to the Company's registration contemplated in Section
3.1 of the Registration Rights Agreement so long as the 2003 Investors' Registrable Securities (as defined in the Investor Rights Agreement) are registered pursuant to Section 3.1 of the Investor Rights Agreement.

          (c) Shareholder Agreement. Pursuant to Section 13 of that certain September 18, 2003 Shareholder Agreement by and between the Company and the 2003 Investors (as well as other investors) (the "Shareholder Agreement"), subject to the consent of the "Existing Shareholders" (as defined therein), the Company and the 2003 Investors hereby agree retroactively to waive the requirement to vote in favor of fixing and maintaining the number of directors of the Company at seven (7) at the Company's last annual shareholder meeting. Subject to obtaining the consent of the Existing Shareholders, the Company and each 2003 Investor agree that such requirement as set forth in Section 4 of the Shareholder Agreement may at any time after the date hereof be waived by vSpring without the consent of the 2003 Investors.

     Use of Proceeds. The Company hereby covenants to vSpring that it will use the proceeds it receives upon the Initial Closing and the Final Closing for the payment of expenses incurred in connection therewith, for working capital and other general corporate purposes. No portion of the proceeds from the sale of the Securities to vSpring will be used for any purpose in contravention of any provisions of Part 107 of Title 13 of the Code of Federal Regulations.

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                                   SCHEDULE A

                   WARRANT AND COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                                     WARRANT